UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2005, Ashworth, Inc. (the "Company" or "Ashworth") appointed Mr. Peter Case, 44, as the interim Chief Financial Officer and Treasurer of the Company, effective July 29, 2005, in addition to his duties as the Senior Vice President of Finance and Information Technology. Mr. Case will replace Mr. Tsang, the Company's outgoing Chief Financial Officer and Treasurer. Mr. Case is a California licensed CPA and has held several increasingly responsible finance and operations positions within Ashworth since joining the Company as Director of Finance on June 30, 2000. Prior to joining Ashworth, Mr. Case held various accounting related positions at Guess?, Inc., Occidental Petroleum Corporation and Deloitte & Touche LLP.

The Company has engaged an executive search firm to assist in the process of searching for Mr. Tsang's permanent replacement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

July 20, 2005	By:	Randall L. Herrel, Sr.

Name: Randall L. Herrel, Sr.
Title: Chairman, President and Chief Executive Officer